Exhibit 99.4

FORM OF LETTER TO CLIENTS OF BROKERS AND OTHER NOMINEE HOLDERS
PULSE BIOSCIENCES, INC.
Units
Offered Pursuant to Subscription Rights
Distributed to Stockholders
of Pulse Biosciences, Inc.

May 4, 2022

To Our Clients:

Enclosed for your consideration are the prospectus, dated August 21, 2020, as supplemented by the prospectus supplement dated May 4, 2022 (collectively, the “Prospectus”), and the “Instructions as to Use of Pulse Biosciences, Inc. Non-Transferable Subscription Rights Certificates” relating to the rights offering by Pulse Biosciences, Inc., a Delaware corporation (the “Company”), of units, each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a warrant to purchase one share of Common Stock (the “Units,” and each, a “Unit”), pursuant to non-transferable subscription rights distributed to all stockholders of record of the Company at 5:00 p.m., Eastern Time, on April 25, 2022 (the “Record Date”). The subscription rights, Units, Common Stock and warrants are described in the Prospectus. Answers to some frequently asked questions about the rights offering can be found under the heading “Questions and Answers About the Rights Offering” in the Prospectus. Any prospective purchaser of Units pursuant to the exercise of the subscription rights should read the Prospectus, including without limitation the risk factors contained therein, prior to making any decision to invest in the Company.

In the rights offering, the Company is offering the rights to purchase an aggregate of up to $15,000,000 of Units, as described in the Prospectus.

The subscription rights will expire if not exercised prior to 5:00 p.m., Eastern Time, on May 23, 2022 (the “Expiration Date,” and such time, the “Expiration Time”).

As described in the Prospectus, you will receive one subscription right to purchase 0.13530032 Units for each share of Common Stock (each, a “Basic Subscription Right”) owned at 5:00 p.m., Eastern Time, on the Record Date. Each Basic Subscription Right will allow you to subscribe for 0.13530032 Units (rounded down to the nearest whole Unit, with the total subscription payment being adjusted accordingly, as discussed below) at a cash price per Unit equal to the lesser of (i) $3.72 (the “Initial Price”) and (ii) the volume weighted average price of the Common Stock for the five trading day period through and including the Expiration Date (the “Alternate Price”). For example, if you owned 100 shares of Common Stock as of 5:00 p.m., Eastern Time, on the Record Date, you would receive 100 Basic Subscription Rights and would have the right to purchase 13 Units at the Initial Price. If, on the Expiration Date, the Alternate Price is lower than the Initial Price, any excess subscription amounts paid by a subscriber (the “Excess Subscription Amount”) will be put towards the purchase of additional Units in the rights offering (either towards your Basic Subscription Rights, if available, or towards the Over-Subscription Right if you have already exercised your Basic Subscription Rights in full), but fractional Units will not be sold.

In the event that you purchase all Units available to you pursuant to your Basic Subscription Rights, you may also exercise an over-subscription right (the “Over-Subscription Right,” collectively with the Basic Subscription Rights, the “Subscription Rights”) to purchase a portion of Units that are not purchased by stockholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Units”), subject to the availability and pro rata allocation of the Unsubscribed Units among all persons exercising this Over-Subscription Right. To the extent the Unsubscribed Units are not sufficient to satisfy all of the properly exercised Over-Subscription Rights, then the Unsubscribed Units will be prorated among those who properly exercised Over-Subscription Right based on the number of shares each person subscribed for under the Basic Subscription Rights. If this pro rata allocation results in any person receiving a greater number of Unsubscribed Units than the person subscribed for pursuant to the exercise of the Over-Subscription Right, then such person will be allocated only that number of Unsubscribed Units for which the person oversubscribed, and the remaining Unsubscribed Units will be allocated among all other persons exercising the Over-Subscription Right on the same pro rata basis described above. The proration process will be repeated until all Unsubscribed Units have been allocated or all Over-Subscription Rights have been fulfilled, whichever occurs earlier.

You will be required to submit payment in full for all the Units you wish to buy with your Over-Subscription Right. Because we will not know the total number of Unsubscribed Units prior to the Expiration Time, if you wish to maximize the number of Units you may purchase pursuant to your Over-Subscription Right, you will need to deliver payment in an amount equal to the aggregate Initial Price for the maximum number of Units available to you, assuming that no stockholder other than you has purchased any Units pursuant to the Basic Subscription Rights and Over-Subscription Right. The Company will eliminate fractional Units resulting from the exercise of the Over-Subscription Right by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Broadridge Corporate Issuer Solutions, Inc. (the “Subscription Agent”) will be returned, without interest, as soon as practicable.

The Company can provide no assurances that each of you will actually be entitled to purchase the number of Units subscribed for pursuant to the exercise of your Over-Subscription Right in full at the expiration of the rights offering. The Company will not be able to satisfy your exercise of the Over-Subscription Right if all of our stockholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Right to the extent sufficient Units are available following the exercise of Subscription Rights under the Basic Subscription Rights.

•

To the extent the aggregate Initial Price of the maximum number of Unsubscribed Units available to you pursuant to the Over-Subscription Right is less than the amount you actually paid in connection with the exercise of the Over-Subscription Right, you will be allocated only the number of Unsubscribed Units available to you as soon as practicable after the Expiration Time, and your excess subscription payment received by the Subscription Agent will be returned, without interest, as soon as practicable.

•

To the extent the amount you actually paid in connection with the exercise of the Over-Subscription Right is less than the aggregate Initial Price of the maximum number of Unsubscribed Units available to you pursuant to the Over-Subscription Right; you will be allocated the number of Unsubscribed Units for which you actually paid in connection with the Over-Subscription Right. If, on the Expiration Date, the Alternate Price is lower than the Initial Price, any Excess Subscription Amount will be put towards the purchase of additional Units (either towards your Basic Subscription Rights, if available, or towards the Over-Subscription Right if you have already exercised your Basic Subscription Rights in full). See the discussion under the heading “The Rights Offering — Subscription Rights — Over-Subscription Rights” in the Prospectus.

The Subscription Rights are evidenced by a Non-Transferable Subscription Rights Certificate issued to stockholders of record and will cease to have any value after the Expiration Time.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. THE SUBSCRIPTION RIGHTS MAY BE EXERCISED ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Units to which you are entitled pursuant to the terms and subject to the conditions set forth in the Prospectus. However, we urge you to carefully read the Prospectus and the other materials sent by us concerning the Company’s rights offering before instructing us to exercise your Subscription Rights.

If you wish to have us, on your behalf, exercise the Subscription Rights for Units to which you are entitled, please so instruct us by completing, executing and returning to us the Beneficial Owner Election form.

Your Beneficial Owner Election form to us should be forwarded as promptly as possible in order to permit us to exercise your Subscription Rights on your behalf in accordance with the provisions of the rights offering. The rights offering will expire at the Expiration Time, subject to extension or earlier termination by the Company. Please contact us for our deadline with respect to your submission of the Beneficial Owner Election form. Once you have exercised your Subscription Rights, such exercise may not be revoked, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights.

Additional copies of the enclosed materials may be obtained from Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent for this rights offering, by calling (888) 789-8409 (toll-free). Any questions or requests for assistance concerning the rights offering should be directed to the Subscription Agent.

Very truly yours,

Pulse Biosciences, Inc.